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                                                                  EXHIBIT 10.3

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This Second Amendment to Employment Agreement is made and entered into this 15th day of December, 1999, by and between FINANTRA CAPITAL, INC., a Delaware corporation (the "Company"), and ROBERT D. PRESS ("Employee") (throughout this Agreement, the Company and Employee may be referred to collectively as "Parties" for convenience).

                              W I T N E S S E T H :

         WHEREAS, the Parties entered into an Employment Agreement on March 1, 1998 (the "Agreement") and an Amendment to Employment Agreement on December 31, 1998 (the "Amendment"); and

         WHEREAS, subsequent to the effective date of the Agreement and Amendment, events and matters have taken place which necessitate entering into an additional amendment to the Agreement; and

         WHEREAS, the Parties desire to document their Amendment to the Agreement in a written instrument.

         NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. RECITALS: The above and foregoing recitals are true and correct and are incorporated herein.

2. AMENDMENTS: The amendments to the Agreement and/or Amendment, whichever may be applicable, as of the date hereof, are as follows:

         2.1 TERM: The term of the Agreement, as amended, shall be extended for a period of seven (7) years commencing as of January 1, 2000.

         2.2 STOCK GRANTS: In addition to the grants of common stock of the Company set forth in section 6.E of the Agreement and Section
                  2.3 of the Amendment, the Company hereby agrees to grant to Employee, as of January 1, 2000, 1.4 million shares of common stock of the Company, said grant being effective as of January 1, 2000 but subject to return and forfeiture at the rate of 200,000 shares per year for each year or any portion thereof that Employee would fail to remain in the employ of the Company for the seven (7) year term beginning January 1, 2000 as a result of Employee's voluntary termination or termination for cause.

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                  It is the intent of the Company and the Employee that the
                  taxable effect to both Parties arising out of this grant shall be based upon the vesting of 200,000 shares per year.

         2.3 MERGER AND ACQUISITION BONUSES: In order to compensate Employee for the additional time and effort expended by Employee in searching for, defining and negotiating mergers and acquisitions for the Company, the Company, following the date hereof, on all future mergers and acquisitions completed by the Company during the term of the Employee's employment shall distribute to the Employee an amount equal to five (5%) percent of the gross value of the transaction, said sum shall be paid in common stock of the Company based upon the average bid price of the Company's common stock during the ten (10) consecutive trading days prior to the closing date of the acquisition or merger.

3. RATIFICATION: That except for the modifications and amendments set forth herein, all of the terms and covenants contained in the Agreement and Amendment between the Employee and the Company are hereby ratified and confirmed and are incorporated herein and remain in full force and effect.

         IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals this 15th day of December, 1999.

                                             FINANTRA CAPITAL, INC., a Delaware

                                             Corporation

                                             By:   /s/ ROBERT D. PRESS
                                                   ---------------------------
                                                   Robert D. Press, Chairman

                                                   /s/ ROBERT D. PRESS
                                                   ---------------------------
                                                   Robert D. Press, Employee




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